                                                             EXHIBIT (a)(1)(xii)

To: Next Level Communications Employees
From:  Julie Carlson

Sent:  Thursday, July 26, 2001

Attached is the earnings announcement that was released yesterday. This has also been loaded on our external website investor page.

ATTACHMENT 1

                   [LETTERHEAD OF NEXT LEVEL COMMUNICATIONS]

NEXT LEVEL EDITORIAL CONTACTS:
Julie Carlson                                        Eric Jones
Director, Marketing Communications                   A&R Partners for Next Level
Tel 707-584-6565                                     Tel 212-618-1866
jcarlson@nlc.com                                     ejones@arpartners.com

            NEXT LEVEL COMMUNICATIONS REPORTS SECOND QUARTER RESULTS

                ANNOUNCES APPOINTMENT OF JAMES IDE AS ACTING CFO


ROHNERT PARK, CALIF., JULY 25, 2001--Next Level Communications, Inc. (NASDAQ:
NXTV), a leader in the development of integrated multimedia broadband access systems for communications service providers, today reported financial results for the second quarter ended June 30, 2001. Next Level also announced that James Ide, its Vice President and Controller, has been named acting chief financial officer, replacing James M. Wandrey, who has resigned.

         Revenue for the second quarter of 2001 was $31.9 million, up sequentially from last quarter's $28.7 million but down from $40.2 million for the second quarter of 2000. Excluding $72.4 million of second quarter charges primarily related to inventory, the gross margin percentage was 19.9 percent, compared to 20.1 percent for the same period last year. Net loss for the second quarter, excluding special items and non-cash amortization and interest expense, was $18.3 million, or $0.21 per share, compared to a net loss of $14.6 million, or $0.18 per share, in the second quarter of 2000. Net loss for the second quarter, including special items and non-cash amortization and interest expense, was $102.1 million, or $1.20 per share. Special items of $79.6 million consisted of a $72.0 million write-down related to excess inventory, obsolescence and a lower of cost or market adjustment and $7.6 million in other charges primarily related to the write-down of certain investments and other assets. Amortization expense was $1.6 million and non-cash interest expense was $2.6 million.

         Revenues for the first six months of 2001 were $60.6 million, compared with $70.7 million for the first six months of 2000. Excluding $72.4 million of charges primarily related to inventory, the gross margin percentage was 20.6 percent, compared to 20.1 percent for the same period last year. Net loss for the first six months of 2001, excluding special items and non-cash amortization and interest expense, was $39.1 million, or $0.46 per share, compared to a net loss of $33.1 million, or $0.41 per share, in the first six months of 2000. Including special items and non-cash amortization and interest expense, net loss for the first six months of 2001 was $124.5 million, or $1.47 per share. Special items totaled $79.6 million. Amortization expense and non-cash interest were $3.2 million and $2.6 million, respectively.

         "Despite the difficult operating environment, we are pleased with the significant progress we made on a number of fronts in the second quarter," said
J. Michael Norris, chairman and chief executive officer of Next Level. "We re-evaluated our existing inventory and purchase commitments in light of current market conditions and are taking a number of steps to improve our liquidity. We are also continuing to strengthen our organization, focusing on operational excellence that will give us the ability to scale our business as we head towards 2002."

         "Jim Ide has been a key contributor to the company since he joined us as controller in April," continued Norris. "He has been instrumental in implementing many of the processes and controls necessary to scale our business, and I'm confident he'll provide excellent leadership while a search is underway for a new chief financial officer."

         "We continue to execute on our high-density platform and our enhanced gateway providing greater efficiency and international standards compliance," Norris added. "These new products, which are targeted for initial introduction during the fourth quarter of 2001, are designed to provide our customers with greater returns on their investment. Overall, we are laying the groundwork to make Next Level's products and services the choice for communications companies offering any combination of video, voice and high-speed data. We are confident that with the initiatives we have put in place, we will have the ability to scale to meet the requirements and growth in demand we expect in 2002 and beyond."

FINANCIAL GUIDANCE

     While the continuing uncertainty in global market conditions and anticipated migration of some customers to our new standards compliant products make it difficult to make accurate predictions, the company expects third quarter revenues to be between $28 and $30 million. Additionally, the company expects gross margins to be in the range of 19 to 20 percent and anticipates period operating expenses will be in the range of $24.5 to $25.5 million.

WEBCAST/DIAL IN INFORMATION

     The quarterly earnings conference call will take place today at 5:30 p.m.
(EDT) and be broadcast live over the Internet at http://www.nlc.com. Alternatively the conference call will be available for replay both on the Next Level Web site or by calling the replay number (888) 203-1112; access number 429100. The replay call number will be available shortly after end of conference call through August 1.

ABOUT NEXT LEVEL COMMUNICATIONS

     Next Level is a world leader in integrated broadband access platforms for delivering any combination of voice, high-speed data and multi-stream digital video services into the home or office using existing copper telephone lines. Next Level's highly scalable networking products, management tools and support assistance allow communications service providers to deliver a range of subscriber services, and realize significant new revenue streams. Founded in 1994 and headquartered in Rohnert Park, Calif., the company has deployed its state-of-the-art systems for more than 100 communications service providers worldwide. For additional information, visit http://www.nlc.com.

-------------------------------------------------------------------------------------------------------------
                                CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
-------------------------------------------------------------------------------------------------------------
                           (UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
-------------------------------------------------------------------------------------------------------------

                                              THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                   JUNE 30                             JUNE 30
------------------------------------- ----------------------------------- -----------------------------------
                                            2001              2000              2001              2000
------------------------------------- ----------------- ----------------- ----------------- -----------------

------------------------------------- ----------------- ----------------- ----------------- -----------------
Revenues                                   $31,904             $40,176           $60,642          $70,655
------------------------------------- ----------------- ----------------- ----------------- -----------------

------------------------------------- ----------------- ----------------- ----------------- -----------------
Cost of Revenues                            25,926              32,101            48,566           57,049
------------------------------------- ----------------- ----------------- ----------------- -----------------
Inventory Charge                            72,016                   -            72,016                -
------------------------------------- ----------------- ----------------- ----------------- -----------------
Total Cost of Revenues                      97,942              32,101           120,582           57,049
------------------------------------- ----------------- ----------------- ----------------- -----------------

------------------------------------- ----------------- ----------------- ----------------- -----------------
Gross Profit                              (66,038)               8,075          (59,940)           13,606
------------------------------------- ----------------- ----------------- ----------------- -----------------
Operating Expense                           27,946              24,618            56,301           48,026
------------------------------------- ----------------- ----------------- ----------------- -----------------
Non-cash Compensation Charge                     -                   -                 -            2,384
------------------------------------- ----------------- ----------------- ----------------- -----------------
Total Operating Expense                     27,946              24,618            56,301           50,410
------------------------------------- ----------------- ----------------- ----------------- -----------------

------------------------------------- ----------------- ----------------- ----------------- -----------------
Operating Loss                            (93,984)            (16,543)         (116,241)         (36,804)
------------------------------------- ----------------- ----------------- ----------------- -----------------
Other Income/(Expense)                     (4,959)                (46)           (5,209)             (51)
------------------------------------- ----------------- ----------------- ----------------- -----------------
Interest Income/(Expense)                  (3,192)               1,956           (3,083)            3,793
------------------------------------- ----------------- ----------------- ----------------- -----------------

------------------------------------- ----------------- ----------------- ----------------- -----------------
Net Loss                                $(102,135)           $(14,633)        $(124,533)        $(33,062)
------------------------------------- ----------------- ----------------- ----------------- -----------------

------------------------------------- ----------------- ----------------- ----------------- -----------------
Basic and Diluted Net Loss Per Share       $(1.20)             $(0.18)           $(1.47)          $(0.41)
------------------------------------- ----------------- ----------------- ----------------- -----------------

------------------------------------- ----------------- ----------------- ----------------- -----------------
Weighted Average Shares Outstanding     85,233,000          80,322,000        84,932,000       80,042,000
------------------------------------- ----------------- ----------------- ----------------- -----------------
-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------
                                     CONDENSED CONSOLIDATED BALANCE SHEET
-------------------------------------------------------------------------------------------------------------
                           (UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
-------------------------------------------------------------------------------------------------------------

                                                   JUNE 30,                          DECEMBER 31,
                                                     2001                                2000
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Cash and Equivalents                                $16,919                               $35,863
------------------------------------- ----------------------------------- -----------------------------------
Marketable Securities                                     -                                25,000
------------------------------------- ----------------------------------- -----------------------------------
Trade Receivables                                    36,527                                34,646
------------------------------------- ----------------------------------- -----------------------------------
Inventories                                          69,492                                86,764
------------------------------------- ----------------------------------- -----------------------------------
Other Current Assets                                  3,967                                 4,959
------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------
Total Current Assets                                126,905                              $187,232
------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------
Property & Equipment                                 50,808                                53,593
------------------------------------- ----------------------------------- -----------------------------------
Long Term Investments                                15,583                                15,000
------------------------------------- ----------------------------------- -----------------------------------
Goodwill                                             14,464                                17,813
------------------------------------- ----------------------------------- -----------------------------------
Other Assets                                          2,078                                 2,078
------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------
Total Assets                                       $209,838                              $275,716
------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------
Notes Payable - Current                              60,978                                25,000
------------------------------------- ----------------------------------- -----------------------------------
Other Current Liabilities                            86,165                                91,967
------------------------------------- ----------------------------------- -----------------------------------
Total Current Liabilities                           147,143                              $116,967
------------------------------------- ----------------------------------- -----------------------------------
Long Term Liabilities                                     -                                     -
------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------
Total Stockholders Equity                           $62,695                              $158,749
------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------
Total Liabilities and Stockholders                 $209,838                              $275,716
Equity
------------------------------------- ----------------------------------- -----------------------------------


                                      # # #


Next Level Communications, the NLC logo, NLevel3, NLevel3 - The Unified Access Platform, BDT, USAM, BNU, N3 Residential Gateway and N3 ETHERset are trademarks or registered trademarks of Next Level Communications in the United States and other countries.

This release contains "forward-looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally preceded by words including, without limitation, "will," "plans," "expects," "believes," "anticipates" or "intends." Investors are cautioned that all forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations. Factors that realistically could cause results to differ materially from those projected in the forward-looking statements are set forth in "Risk Factors" in our Form 10-K for the year ended December 31, 2000 and Next Level's other filings with the Securities and Exchange Commission.